Exhibit 99.1

Pulmonx Reports Second Quarter 2025 Financial Results

REDWOOD CITY, Calif., July 30, 2025 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today reported financial results for the second quarter of 2025 ended June 30, 2025.

Recent Highlights
•Achieved worldwide revenue of $23.9 million in the second quarter of 2025, a 15% increase over the same period last year and an increase of 13% on a constant currency basis
•Delivered $9.1 million in international revenue in the second quarter of 2025, representing 32% year-over-year growth and an increase of 27% on a constant currency basis
•Delivered $14.7 million in U.S. revenue in the second quarter of 2025, representing 6% year-over-year growth
•Realized gross margin of 72% in the second quarter of 2025
•Drove over 20,000 first time patient engagements through targeted Direct-to-Patient advertising
•Added 12 new Zephyr® Valve U.S. treatment centers in the second quarter of 2025 and trained 26 new physicians

Steve Williamson, President and Chief Executive Officer of Pulmonx, commented, “Strong international performance drove double-digit growth and provided a solid foundation for the quarter. While we are revising full-year guidance to reflect longer-than-expected revenue conversion from our U.S. initiatives, we are seeing early signs of traction. Our efforts to build a scalable ecosystem by improving patient identification, access, and engagement, are beginning to deliver results and position us for sustained, long-term growth.”

Second Quarter 2025 Financial Results
Total worldwide revenue in the second quarter of 2025 was $23.9 million, a 15% increase from $20.8 million in the second quarter of 2024 and an increase of 13% on a constant currency basis. U.S. revenue was $14.7 million, a 6% increase from the second quarter of 2024. International revenue was $9.1 million, a 32% increase compared to the second quarter of 2024, and a 27% increase on a constant currency basis.

Gross profit in the second quarter of 2025 was $17.2 million, compared to $15.3 million for the second quarter of 2024. Gross margin for the second quarter of 2025 was 72%, compared to 74% for the same period in 2024.

Operating expenses in the second quarter of 2025 were $32.0 million, compared to $30.9 million for the second quarter of 2024, representing an increase of 3%.

Net loss in the second quarter of 2025 was $15.2 million, or $0.38 per share, compared to a net loss of $15.3 million, or $0.39 per share, for the same period in 2024.

Adjusted EBITDA loss in the second quarter of 2025 was $8.4 million compared to $7.6 million for the same period in 2024.

Cash, cash equivalents, and marketable securities totaled $84.2 million as of June 30, 2025.

Financial Outlook
Pulmonx is revising full year 2025 revenue guidance to be in the range of $90 million to $92 million, anticipating a trajectory slightly lower than its prior expectations of $96 million to $98 million.

The Company expects gross margin for the full year 2025 to be approximately 74%.

Pulmonx is also revising its total operating expenses for the full year 2025 to fall within the range of $128 million to $130 million, a decrease from prior guidance of $133 million to $135 million, inclusive of approximately $22 million of non-cash stock-based compensation.

The Company’s updated guidance does not anticipate any potential impact from future tariffs or trade policy changes, or their effects on the global macroeconomic environment, including foreign currency fluctuations.

Webcast and Conference Call Details
Pulmonx will host a conference call today, July 30, 2025, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its second quarter financial results. A live webcast of the conference call will be available within the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
To supplement Pulmonx’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, Pulmonx provides certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results.

The Company defines Adjusted EBITDA as earnings before interest income or expense, taxes, depreciation and amortization and stock-based compensation and may also exclude certain non-recurring, irregular or one-time items not reflective of our ongoing core business operations, such as impairment charges. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. Further, management uses adjusted EBITDA for strategic and annual operating planning. We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is set forth in the tables below.

The non-GAAP financial measures used by Pulmonx should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for chronic obstructive pulmonary disease (COPD). Pulmonx’s Zephyr ® Endobronchial Valve, Chartis® Pulmonary Assessment System, LungTrax™ Platform, and StratX® Lung Analysis Reports are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, is included in global treatment guidelines and is widely considered a standard of care treatment option for improving breathing, activity and quality of life in patients with severe emphysema. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com. Pulmonx®, AeriSeal®, Chartis®, StratX®, and Zephyr® are registered trademarks and LungTraX™ is a trademark of Pulmonx Corporation.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding our possible or assumed future results of operations, including long-term outlook, descriptions of our revenues, total operating expenses, gross margin, profitability, guidance for full year 2025, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q filed with the SEC on May 2, 2025, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

Investors
Jeremy Feffer
Managing Director
LifeSci Advisors LLC
jfeffer@lifesciadvisors.com

Pulmonx
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$23,859	$20,783	$46,397	$39,637
Cost of goods sold	6,655	5,476	12,851	10,252
Gross profit	17,204	15,307	33,546	29,385
Operating expenses
Research and development	5,306	5,615	10,062	9,825
Selling, general and administrative	26,702	25,314	52,851	49,718
Total operating expenses	32,008	30,929	62,913	59,543
Loss from operations	(14,804)	(15,622)	(29,367)	(30,158)
Interest income	723	1,306	1,587	2,747
Interest expense	(799)	(891)	(1,580)	(1,774)
Other (expense) income, net	(116)	(35)	51	380
Net loss before tax	(14,996)	(15,242)	(29,309)	(28,805)
Income tax expense	177	84	312	270
Net loss	$(15,173)	$(15,326)	$(29,621)	$(29,075)
Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.39)	$(0.74)	$(0.75)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	40,429,655	38,943,066	40,193,469	38,789,548

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$75,466	$70,905
Restricted cash	259	257
Short-term marketable securities	8,759	30,577
Accounts receivable, net	15,903	13,120
Inventory	16,175	16,915
Prepaid expenses and other current assets	3,458	4,474
Total current assets	120,020	136,248
Long-term inventory	1,892	1,681
Property and equipment, net	2,660	2,907
Goodwill	2,333	2,333
Right of use assets	18,643	18,545
Other long-term assets	1,639	1,136
Total assets	$147,187	$162,850
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,557	$3,827
Accrued liabilities	14,388	16,472
Income taxes payable	205	49
Deferred revenue	78	135
Short-term debt	104	3,176
Current lease liabilities	1,115	778
Total current liabilities	22,447	24,437
Deferred tax liability	41	87
Long-term lease liabilities	18,598	18,515
Long-term debt	37,011	34,002
Total liabilities	78,097	77,041
Stockholders' equity
Common stock	41	40
Additional paid-in capital	563,589	551,211
Accumulated other comprehensive income	2,636	2,113
Accumulated deficit	(497,176)	(467,555)
Total stockholders' equity	69,090	85,809
Total liabilities and stockholders' equity	$147,187	$162,850

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,
	2025	2024	% Change	FX Impact %	Constant Currency % Change
United States	$14,731	$13,881	6.1%	—%	6.1%
International	9,128	6,902	32.3%	4.9%	27.4%
Total	$23,859	$20,783	14.8%	1.6%	13.2%

	Six Months Ended June 30,
	2025	2024	% Change	FX Impact %	Constant Currency % Change
United States	$28,952	$26,750	8.2%	—%	8.2%
International	17,445	12,887	35.4%	0.9%	34.5%
Total	$46,397	$39,637	17.1%	0.3%	16.8%

Pulmonx Corporation
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP Net loss	$(15,173)	$(15,326)	$(29,621)	$(29,075)
Depreciation and amortization	299	400	577	823
Stock-based compensation	6,214	5,920	11,826	11,593
Impairment of capitalized software development costs	—	1,717	—	1,717
Interest (income)/expense, net	76	(415)	(7)	(973)
Provision for income taxes	177	84	312	270
Adjusted EBITDA	$(8,407)	$(7,620)	$(16,913)	$(15,645)